UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2007

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1872 West Avenue, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Executive Officer

On September 27, 2007, Digital Lifestyles Group Inc., (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Ken Page whereby Mr. Page agreed to serve as the Company’s Chief Executive Officer and Chairman of its Board of Directors. The Employment Agreement has an initial term of one year and thereafter will automatically be extended for two year periods unless notice of non-renewal is given by either party no later than 30 days prior to the end of the expiration of each term. Under the Employment Agreement, Mr. Smith will receive a monthly salary of $6,000, plus $1,000 per month as an expense allowance as set forth in the Employment Agreement attached as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

In addition, under the Agreement, after six months of employment, Mr. Page will receive a grant of an option to purchase 3,000,000 shares of the Company’s common stock at a price of $0.20 per share, which shall vest in six monthly installments from the date of issuance. Mr. Page also received a right to immediately appoint two directors to the Registrant’s Board of Directors.

Amendment to Existing Agreement with Creditor

On April 23, 2007 the Company's Board of Directors authorized the Company to execute an agreement with one investor, or Holder, whereby the Company received $250,000 in funds to be advanced through the issuance of a promissory line of credit note, or the Note. This transaction was consummated with one "accredited investor," or Purchaser, as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act. A form of the transaction documents are filed with the Current Report on Form 8-K filed April 26, 2007 and are attached thereto and incorporated therein as Exhibits 4.1, 4.2 and 4.3, respectively.

On September 27, 2007, the Holder agreed to amend the Note and provide an additional $100,000 of working capital to the Company for the primary purpose of resolving its debt. Under the terms of the amendment, the additional $100,000 is convertible into common stock of the Company at a price per share equal to $0.18. All other terms and conditions of the Note remained the same.

As consideration for this extension, the Company also agreed to issue to the Holder a warrant to purchase shares of common stock. The number of shares that the purchaser will be eligible to purchase pursuant to the warrant will be equal to 20% of the total share amount issued upon conversion of the Note, with an exercise price of $0.18 per share, solely as it relates to this additional $100,000. The warrant will expire four years from the date of issuance, which shall be deemed to be on the earlier of (i) the maturity date of the Note; (ii) the date on which the funds are advanced in full and owing to the Company; or (iii) the date on which the Company elects to pay off the Note in full during the term. In connection with both the convertible note and the warrant, the Company agreed to provide registration rights to the Holder whereby the Company agreed to register for resale the shares underlying the convertible note and warrants.

The Holder has represented to the Company that he is an "Accredited Investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Note and Warrant were offered and sold in reliance upon an exemption from registration under Rule 506 of Regulation D the Securities Act. The Company intends to use the proceeds from this transaction for general working capital purposes and to assist with the extinguishment of existing liabilities.

Item 3.02 Unregistered Sales of Equity Securities.

Financing Transaction

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K regarding the letter agreement which provides for issuance of shares of common stock to the Company’s current creditor in exchange for extension of financing,which such disclosure is incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed above, on September 27, 2007, the Company’s Board of Directors appointed Ken Page to the position of Chief Executive Officer and Chairman of its Board of Directors. On September 27, 2007, the Company received written correspondence from L.E. Smith indicating that Mr. Smith was resigning from the Company as its Chairman and Chief Executive Officer effective immediately, but would remain a member of its Board of Directors until November 1, 2007. The Company also announced that it had received written correspondence from Dustin A. Huffine that he would be resigning from the Company as a board member effective November 1, 2007.

Mr. Page has presently been in the real estate business serving with No.1 Quality Realty brokerage firm in Tennessee. From 2004 to 2007, he was a programmer with S &S Precision LLC. From 1999 to 2004 he worked with Southern Hardwood Products as a plant supervisor.

Please see disclosure under Item 1.01 above for the material terms of Mr. Page’s Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number Description

10.1 Employment Agreement dated September 27, 2007 by and between Digital Lifestyles Group Inc. and Ken Page

10.2 Amendment to Convertible Promissory Line of Credit Agreement dated April 23, 2007

17.1 Correspondence on Departure of Officer and Director dated September 27, 2007

17.2 Correspondence on Departure of Director dated September 27, 2007

99.1 Press Release dated September 28, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

October 5, 2007	By:	/s/ Ken Page

Name: Ken Page
Title: Chairman and C.E.O.

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated September 27, 2007 by and between Digital Lifestyles Group Inc. and Ken Page
10.2	Amendment to Convertible Promissory Line of Credit Agreement dated April 23, 2007
17.1	17.1 Correspondence on Departure of Officer and Director dated September 27, 2007
17.2	17.2 Correspondence on Departure of Director dated September 27, 2007
99.1	Press Release dated September 28, 2007